UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  October 28, 2008
                                                    (January 28, 2008)

                        Devine Entertainment Corporation
             (Exact name of registrant as specified in its charter)

  Ontario, Canada                  000-51168                   Not Applicable
 (State or other                  (Commission                   (IRS Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

     Suite 504, 2 Berkeley Street
       Toronto, Ontario, Canada                                   M5A 2W3
(Address of principal executive offices)                       (Postal Code)

                                 (416) 364-2282
               Registrant's telephone number, including area code


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Item 4.01. Changes in Registrant's Certifying Accountant.

      Effective January 29, 2008, the public accounting practice of Mintz & Partners LLP ("Mintz"), the independent accountant for Devine Entertainment Corporation (the "Company") that audited the Company's consolidated financial statements for its fiscal year ended December 31, 2006 was acquired by Deloitte & Touche LLP ("Deloitte") and will be carrying on business as Deloitte.

      The Company's future audit opinions will be provided by Deloitte. Previously issued audit opinions will be re-issued or consent to include previously issued Mintz opinions in Securities Exchange Commission filings will be provided by Mintz. Therefore Mintz, with the consent of Deloitte, effectively resigned as the Company's independent accountant of record on January 28, 2008. The resignation was approved by the board of directors and audit committee of the Company.

      The report of Mintz on the financial statements of the Company for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principle. There were no disagreements with Mintz, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mintz's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

      During the year ended December 31, 2007, the Company did not consult with Deloitte regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of opinion that might be rendered on its financial statements and the Company did not obtain written or oral advice in reaching a decision as to accounting, auditing or financial reporting issues.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Devine Entertainment Corporation

Date: October 28, 2008

                                              By: /s/ Richard Mozer
                                                  ------------------------------
                                                  Name:  Richard Mozer
                                                  Title: Chief Financial Officer